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                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MARCH 1998
DISTRIBUTION DATE: 4/20/98


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                      Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                          Certificate Amount
                                                                                                        -----------------------
     (i)    Principal Distribution
            ----------------------
                Class A Amount                                                       $25,286,134.98           $31.798934
                Class B Amount                                                        $2,154,054.91           $31.798934

    (ii)    Interest Distribution
            ---------------------
                Class A Amount                                                        $1,730,803.37            $2.176596
                Class B Amount                                                          $147,442.28            $2.176596

   (iii)    Monthly Servicing Fee                                                       $321,067.63            $0.372068
            ---------------------                                                       -----------
                Monthly Supplemental Servicing Fee                                            $0.00            $0.000000
                Class A Percentage of the Servicing Fee                                 $295,863.82            $0.372068
                Class A Percentage of the Supplemental Servicing Fee                          $0.00            $0.000000
                Class B Percentage of the Servicing Fee                                  $25,203.81            $0.372068
                Class B Percentage of the Supplemental Servicing Fee                          $0.00

    (iv)    Class A Principal Balance (end of Collection Period)                    $329,750,454.28
            Class A Pool Factor (end of Collection Period)                                41.468231%
            Class B Principal Balance (end of Collection Period)                     $28,090,516.18
            Class B Pool Factor (end of Collection Period)                                41.468231%

     (v)    Pool Balance (end of Collection Period)                                 $357,840,970.46

    (vi)    Class A Interest Carryover Shortfall                                              $0.00
            Class A Principal Carryover Shortfall                                             $0.00
            Class B Interest Carryover Shortfall                                              $0.00
            Class B Principal Carryover Shortfall                                             $0.00

   (vii)    Amount Otherwise Distributable to the Seller that is Distributed to
              Either the Class A or Class B Certificateholders                                $0.00            $0.000000


  (viii)    Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                       $25,887,839.54
                Class B Amount                                                                $0.00

    (ix)    Aggregate Purchase Amount of Receivables repurchased by the Seller
            or the Servicer                                                                   $0.00
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